SECOND REQUEST
                            YOUR VOTE IS IMPORTANT!

    YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY

     You may fax your vote toll-free to our proxy tabulator at 1-888-451-8783. Please make sure your proxy card is signed by all account holders and fax both sides. FAXES WILL ONLY BE ACCEPTED MONDAY THROUGH FRIDAY BETWEEN THE HOURS OF 8:30 A.M. AND 5:00 P.M. EST. Faxes will not be accepted on Holidays.

FOR YOUR CONVENIENCE, YOU MAY ALSO VOTE YOUR SHARES BY TOUCH-TONE PHONE OR COMPUTER VIA THE INTERNET.

     BY PHONE: CALL 1-888-221-0697, have the enclosed card handy, enter the control number found in the upper left corner of your proxy card, follow the simple recorded instructions.

     BY COMPUTER VIA THE INTERNET: have the enclosed proxy card handy, go to WWW.PROXYWEB.COM, enter the control number found in the upper left corner of your proxy card, follow the instructions on the screen.

 IF YOU VOTE BY COMPUTER OR TELEPHONE, YOU DO NOT NEED TO MAIL THE PROXY CARD.